Exhibit 99.1

For More Information:

Mani Mohindru, Ph.D.

Chief Strategy Officer

Curis, Inc.

617-503-6605

mmohindru@curis.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

Curis Announces Expansion of Executive Team

— James Dentzer joins Curis as Chief Financial and Chief Administrative Officer —

— David Tuck, M.D. is promoted to Chief Medical Officer and Mani Mohindru, Ph.D. is promoted to Chief Strategy Officer —

Lexington, Mass., March 30, 2016—(GlobeNewswire) — Curis, Inc. (NASDAQ:CRIS), a biotechnology company focused on the development and commercialization of innovative and effective drug candidates for the treatment of human cancers, today announced the appointment of James E. Dentzer as Chief Financial and Chief Administrative Officer. The company also announced the promotions of David Tuck, M.D. to the role of Chief Medical Officer, and Mani Mohindru, Ph.D. to the role of Chief Strategy Officer.

“I am excited with the expansion of our executive team,” said Ali Fattaey, Ph.D., Curis President and Chief Executive Officer. “Jim brings to Curis a wealth of senior leadership and expertise through his experience at various companies. Jim, David and Mani are important additions to the company’s C-suite as we advance our drug candidates into later stages of development with the objective of bringing our drugs to cancer patients and creating long-term shareholder value.”

Mr. Dentzer most recently served as Chief Financial Officer of Dicerna Pharmaceuticals, where he led successful IPO and follow-on financings, and helped establish the company as a leader in RNAi therapeutics. Previously, Mr. Dentzer helped finance and develop global biotechnology organizations as Chief Financial Officer at Valeritas, Inc. and Amicus Therapeutics, Inc., and Vice President and Corporate Controller of Biogen. Prior to Biogen, Mr. Dentzer held roles of increasing responsibility at DuPont, Kemper Financial Services, and Bank of America (formerly Bank of Boston). Mr. Dentzer holds a B.A. from Boston College and an M.B.A. from the University of Chicago.

“I am excited to join the Curis team and contribute to advancing an exciting pipeline of drug candidates, including CUDC-907 and CA-170 and support the overall growth of the company,” said Mr. Dentzer. “Curis is well positioned for success with multiple candidates at different stages of development and a vision to generate and commercialize these as products for cancer patients.”

Dr. Tuck joined Curis in May 2015 and has most recently served as the Company’s Senior Vice President of Clinical and Translational Sciences. He joined Curis from EMD Serono, where he served as Senior Medical Director in the Oncology Translational Innovation program. Previously, Dr. Tuck was at Bristol-Myers Squibb Global Oncology Research in the role of Translational Physician for ipilimumab, with a primary focus on external development of immune checkpoint inhibitors in solid tumors and hematological malignancies. Dr. Tuck was an Associate Professor at Yale University and Associate Director of the Yale Cancer Center. Dr. Tuck earned his Medical Degree at the University of Vermont School of Medicine and is board certified in internal medicine, medical oncology and hematology.

Dr. Mohindru joined Curis in June 2013 and has most recently served as the Company’s Senior Vice President of Corporate Strategy and Investor Relations. Previously, she spent several years as a Wall Street equity research analyst covering the biotechnology sector, including analyst roles at ThinkEquity LLC, Credit Suisse Securities and UBS Securities. Dr. Mohindru was a healthcare industry consultant at Axon Healthcare Partners and SAI Healthcare (acquired by IMS Health), and also a Managing Director in healthcare investment banking at Capstone Investments. She received her Ph.D. in Neurosciences from Northwestern University, as well as a B.Sc. in Human Biology and a M.S. in Biotechnology from the All India Institute of Medical Sciences, New Delhi, India.

Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

In connection with the appointment of Mr. Dentzer as the Chief Financial and Chief Administrative Officer, the independent Compensation Committee of the Board of Directors of Curis approved the grant to Mr. Dentzer of an option to purchase 1.7 million shares of the Company’s common stock. The option was granted as an inducement equity award outside of the Company’s Amended and Restated 2010 Stock Incentive Plan, as amended, and was made as an inducement material to Mr. Dentzer’s acceptance of employment with the Company. The option has an exercise price equal to the closing price of the Company’s common stock on March 29, 2016, the date of grant. The option has a 10 year term and vests over four years, with 25% of the original number of shares underlying the award vesting on the first anniversary of the date of grant and an additional 6.25% of the original number of shares underlying the award vesting on each successive three-month period thereafter, subject to Mr. Dentzer’s continued service with the Company through the respective vesting dates.

About Curis, Inc.

Curis is a biotechnology company focused on the development and commercialization of innovative and effective drug candidates for the treatment of human cancers, including its lead development candidate, CUDC-907 that is being investigated in clinical studies in patients with lymphomas and solid tumors. Curis is also engaged in a broad collaboration with Aurigene in the areas of immuno-oncology and precision oncology. As part of this collaboration, Curis has exclusive licenses to oral small molecule antagonists of the PD-1 and VISTA pathways, including PD-L1/VISTA antagonist CA-170, as well as to molecules designed to inhibit the IRAK4 kinase, including CA-4948. Curis is also party to a collaboration with Genentech, a member of the Roche Group, under which Genentech and Roche are commercializing Erivedge® for the treatment of advanced basal cell carcinoma, and are further developing Erivedge in other diseases including idiopathic pulmonary fibrosis and myelofibrosis. For more information, visit Curis’ website at www.curis.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: anticipated benefits of Mr. Dentzer, Dr. Tuck and Dr. Mohindru’s services; and Curis’ goals relating to advancing its drug candidates into later stages of development, with the objective of bringing its drugs to cancer patients and creating long-term shareholder value;. Forward-looking statements used in this press release may contain the words “believes,” “expects,” “anticipates,” “plans,” “seeks,” “estimates,” “assumes,” “will,” “may,” “could” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. For example, Curis faces a number of risks inherent in the research and development of novel drugs to treat cancer and may not be able to successfully advance the development of any of its programs in the time frames it projects, if at all. Curis and its collaborators may experience adverse results, delays and/or failures in their drug development programs. Curis’ drug candidates are unproven and may cause unexpected toxicities and/or fail to demonstrate sufficient safety and efficacy in clinical trials and may never achieve the requisite regulatory approval needed for commercialization. The FDA could impose restrictions on clinical trials of Curis’ drug candidates, which could delay, make more costly or otherwise adversely impact Curis’ future development plans. Curis will require substantial additional capital to fund its research and development programs, and such capital may not be available on reasonable terms, or at all. Curis may not obtain or maintain necessary patent protection for its programs and could become involved in expensive and time consuming patent litigation and interference proceedings. Curis faces substantial competition from other companies developing cancer therapeutics. Curis is dependent upon third party collaborations such as Genentech and Aurigene, and may not be able to maintain these arrangements on acceptable terms, or at all. Unstable market and economic conditions may adversely affect Curis’ financial condition and its ability to access capital to fund the growth of its business. Curis also faces other important risks relating to its business, operations, financial condition and future prospects that are discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings that it periodically makes with the Securities and Exchange Commission.

In addition, any forward-looking statements represent the views of Curis only as of today and should not be relied upon as representing Curis’ views as of any subsequent date. Curis disclaims any intention or obligation to update any forward-looking statements after the date of this press release except as may be required by law.

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